EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D (including amendments thereto) to which this joint filing agreement is attached, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 3rd day of January 2012.

COR SECURITIES HOLDINGS INC.

By:	/s/ Steven Sugarman
Name: Steven Sugarman
Title: Chief Executive Officer

COR CAPITAL LLC

By:	/s/ Steven Sugarman
Name: Steven Sugarman
Title: Managing Member

COR EQUITY INCOME FUND LP

By:	COR CAPITAL LLC, its General Partner

By:	/s/ Steven Sugarman
Name: Steven Sugarman Title: Managing Member

/s/ Steven Sugarman
STEVEN SUGARMAN

SIGNATURES FOR JOINT FILING AGREEMENT (cont’d)

ST. CLOUD CAPITAL PARTNERS II, L.P.

By: By:	SCGP II, LLC, its General Partner
/s/ Marshall Geller
Name: Marshall S. Geller
Title: Managing Member

SCGP II, LLC

By:	/s/ Marshall Geller
Name: Marshall S. Geller
Title: Managing Member

/s/ Marshall Geller
MARSHALL S. GELLER